Exhibit 23.1
Consent of Independent Auditors

The Board of Directors
Veda Group Limited:
We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 33-34640); (File No. 33-58734); (File No. 33-58627); (File No. 33-86978); (File No. 33-71200); (File No. 333-52203); (File No. 333-52201); (File No. 333-68421); (File No. 333-68477); (File No. 333-48702); (File No. 333-97875); (File No. 333-110411); (File No. 333-116185); (File No. 333-116186); (File No. 333-140360); (File No. 333-142997); (File No. 333-152617); (File No. 333-190190), the registration statements on Form S-3 (File No. 333-54764); (File No. 333-129123), and the registration statement on Form S-3ASR (File No. 333-190189) of Equifax Inc. of our report dated 12 April 2016, with respect to the consolidated balance sheets of Veda Group Limited and its controlled entities as of June 30 2015 and 2014, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for the years then ended, which report appears in Form 8-K/A of Equifax Inc., dated April 27, 2016.

/s/ KPMG
Sydney Australia
April 27, 2016